Exhibit 99.1

Dana Incorporated Announces Tender Offer and Consent Solicitation for 2024 Notes

MAUMEE, Ohio, April 29, 2021 – Dana Incorporated (NYSE: DAN) (“Dana”) today announced the commencement of a cash tender offer (the “Offer”) to purchase any and all of the outstanding $425 million aggregate principal amount of its 5.500% Senior Notes due 2024 (CUSIP No. 235825AE6) (the “Notes”), upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated April 29, 2021 (the “Statement”).

In connection with the Offer, Dana is also soliciting the consent of holders of the Notes (the “Solicitation”) to certain proposed amendments to the indenture governing the Notes to, among other things, eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions, and to shorten the required notice period for redemptions of the Notes from 30 days to two business days (the “Proposed Amendments”). Holders of Notes (“Holders”) who tender their Notes will be deemed to have given their consent to the Proposed Amendments with respect to their tendered Notes. The consent from holders of a majority in aggregate principal amount of outstanding Notes not owned by Dana or its affiliates is required to approve the Proposed Amendments.

The Offer is scheduled to expire at 12:00 a.m., New York City time, on May 26, 2021 (unless extended) (the “Expiration Time”).

Holders who validly tender their Notes at or prior to 5:00 p.m., New York City time, on May 12, 2021 (the “Early Tender Time”) will be eligible to receive the “Total Consideration” of $1,020.00 per $1,000 principal amount of Notes tendered, which includes the “Consent and Early Tender Payment” of $30.00 per $1,000 of the Notes. Holders who validly tender their Notes after the Early Tender Time but at or before the Expiration Time will be eligible to receive the “Tender Offer Consideration” which is equal to the “Total Consideration” minus the “Consent and Early Tender Payment.”

Dana’s obligation to accept for purchase, and to pay for, Notes validly tendered is subject to certain conditions, including Dana receiving funds from the offer and sale of at least $400.0 million aggregate principal amount of newly issued debt securities (the “Financing Condition”). Dana may waive any of the conditions if they are not satisfied.

Subject to the satisfaction or waiver of certain conditions, Dana reserves the right, following the Early Tender Time, to accept for purchase prior to the final settlement date all Notes validly tendered on or prior to the Early Tender Time (an “Early Settlement Election”). Dana will announce whether it intends to exercise the Early Settlement Election following the Early Tender Time.

If Dana exercises the Early Settlement Election, Dana currently expects the settlement date for Notes tendered at or prior to the Early Tender Time to be promptly after the exercise of the Early Settlement Election. The settlement date for Notes tendered after the Early Tender Time and at or prior to the Expiration Time, and accepted by Dana for purchase in the Offer will occur promptly after the Expiration Time. Notes tendered may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on May 12, 2021, but not thereafter. In addition to the Total Consideration or Tender Offer Consideration, Holders whose Notes are accepted for purchase in the Offer will receive accrued and unpaid interest up to, but not including, the applicable settlement date.

Concurrently with the commencement of the Offer, Dana called for redemption, subject to certain conditions, all of the outstanding Notes (the “Redemption”) on May 29, 2021 (the “Redemption Date”) at a redemption price equal to 101.833% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the Redemption Date. Because the Redemption Date is not a business day, payment of the redemption price will be made on June 1, 2021. The Redemption is conditioned upon the Financing Condition and the failure of the Solicitation (the “Consent Condition”). In Dana’s discretion, if the Financing Condition and Consent Condition are not satisfied, or cannot be satisfied, on or prior to the Redemption Date, the redemption may be rescinded by Dana and be of no effect.

Citigroup Global Markets Inc. (“Citi”) is acting as sole dealer manager and solicitation agent for the Offer. For additional information regarding the terms of the Offer, please contact Citi at (800) 558-3745 (U.S. toll-free) or (212) 723-6106. Requests for documents may be directed to D.F. King & Co., Inc., which is acting as the tender and information agent for the Offer, at (800) 901-0068 (toll-free), (212) 269-5550 (collect for Banks and Brokers) or via email at dana@dfking.com.

None of Dana, the dealer manager and solicitation agent or the tender and information agent make any recommendations as to whether Holders should tender their Notes pursuant to the Offer, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

This news release does not constitute an offer to purchase or a solicitation of an offer to sell Notes or other securities, nor shall there be any purchase of Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Offer and Solicitation are being made solely by the Statement. This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offer of concurrently offered securities will be made only by means of an offering memorandum, prospectus and/or prospectus supplement.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements, including the expected settlement for Notes tendered on or prior to the Early Tender Time, are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a leader in the design and manufacture of highly efficient propulsion and energy-management solutions for all mobility markets across the globe. The company’s conventional and clean-energy solutions support nearly every vehicle manufacturer with drive and motion systems; electrodynamic technologies, including software and controls; and thermal, sealing, and digital solutions.

Based in Maumee, Ohio, USA, the company reported sales of $7.1 billion in 2020 with 38,000 associates in 33 countries across six continents. Founded in 1904, Dana was named one of “America’s Most Responsible Companies 2021” by Newsweek for its emphasis on sustainability and social responsibility. The company is driven by a high-performance culture that focuses on its people, which has earned it global recognition as a top employer, including “World’s Best Employer” from Forbes magazine.

Media Contact: Jeff Cole +1-419-887-3535 jeff.cole@dana.com	Investor Contact: Craig Barber +1-419-887-5166 craig.barber@dana.com

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